UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2014

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 26, 2014, Arrhythmia Research Technology, Inc. and its wholly owned subsidiary, Micron Products, Inc. (collectively the "Company") entered into the Third Amendment to Loan and Service Agreement and a Commercial Equipment Line of Credit Promissory Note with UniBank for Savings, pursuant to which is secured a new equipment line of credit for $1.0 million under the Company's multi-year credit facility entered into on March 29, 2013 with the Massachusetts based bank.
The equipment line of credit is for the purchase of capital equipment. Advances on the equipment line shall not exceed 80% of the invoice amount of the equipment being purchased. As of the date of this filing, no amounts have been drawn on the equipment line. The term of this equipment line is six years, maturing on June 26, 2020, inclusive of a maximum one year draw period. Repayment shall consist of monthly interest only payments as to each advance commencing on the date of the loan through the earlier of: (i) one year from the date of the loan or (ii) the date upon which the equipment line of credit is fully advanced (the “Conversion Date”). On the Conversion Date, principal and interest payments will be due and payable monthly in an amount sufficient to pay the loan in full based upon an amortization schedule commensurate with the remaining term of the loan.
During the interest only period, the interest rate shall be floating at the Wall Street Journal Prime Rate plus 0.25%. Commencing on the Conversion Date, the interest rate will be automatically adjusted to a per annum rate equal to the greater of: (i) the Federal Home Loan Bank of Boston Five Year Rate as of the Conversion Date plus 3.00% or (ii) 4.25%, which interest rate shall be fixed until maturity.
This equipment line of credit is subject to the same conditions as outlined in the multi-year credit facility entered into on March 29, 2013. The multi-year credit facility contains covenants related to various matters including certain financial covenants, prohibitions on further borrowings and security interests, merger or consolidation, acquisitions, guarantees, sales of assets other than in the normal course of business, leasing, and payment of dividends. The lender has a security interest in all operating assets of the Company.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 30th day of June, 2014.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Corporate Controller and
Principal Financial and Accounting Officer